Exhibit 99.1



        Possis Medical, Inc., to Present at the Lazard
               Capital Markets Life Sciences Conference


    MINNEAPOLIS--(BUSINESS WIRE)--Nov. 20, 2006--Possis Medical, Inc. (NASDAQ:POSS), today announced that it is participating in the Lazard Capital Markets Life Sciences Conference at The New York Palace Hotel on Wednesday, November 29, 2006. Robert Dutcher, president and CEO, is scheduled to present a company overview and discuss Possis' pioneering medical technologies to conference attendees at 9:30 a.m. ET.

    A live Webcast of the presentation will be available at 9:30 a.m. ET on Wednesday, November 29, at www.possis.com under the "Investors" tab. A replay will be available at the same address until January 28, 2007.

    Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The company's AngioJet System is the world's leading mechanical thrombectomy system with FDA approval to remove large and small thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and A-V grafts and native fistulas.


    CONTACT: POSSIS MEDICAL, INC.
             Jules L. Fisher, Vice President, Finance and
             Chief Financial Officer, 763-450-8011
             Jules.Fisher@possis.com